EXHIBIT 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF
Maryland

(NUMBER GRAPHIC)	(EAGLE GRAPHIC)	(SHARES GRAPHIC)

Desert Capital REIT, Inc.

COMMON STOCK
CERTAIN CHARACTERISTICS OF THE SHARES REPRESENTED BY THIS CERTIFICATE APPEAR ON THE REVERSE SIDE OF THIS CERTIFICATE

AUTHORIZED CAPITAL                   100,000,000                   SHARES                   $0.01                    PAR VALUE

This Certifies That                                                                            is the owner of                                                                             full paid and non-assessable SHARES OF THE CAPITAL STOCK OF                   Desert Capital REIT, Inc.                    transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation,

this	day	of	A.D.

Erin Linnemeyer, SECRETARY	Todd B. Parriott PRESIDENT

(SEAL)